UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015 (April 3, 2015)

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2015, the Board of Directors of Hercules Technology Growth Capital, Inc. (the “Company”) elected Mr. Joseph F. Hoffman as a director of the Company. In connection with his election, the Board of Directors increased the size of the Board of Directors to six directors. There are no arrangements or understandings between Mr. Hoffman and any other persons pursuant to which Mr. Hoffman was elected as a director of the Company. Mr. Hoffman will be entitled to applicable retainer and meeting fees and an option award and restricted stock award pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company. Mr. Hoffman also will be entitled to enter into an indemnification agreement with the Company.

Mr. Hoffman joined the Company as a director in April 2015 and will hold office as a class III director for a term expiring in 2016. He will serve on the Audit Committee of the Board of Directors.

Mr. Hoffman is a former KPMG LLP audit partner and is an experienced board member. He has more than 36 years of business experience in all aspects of financial and SEC reporting. Mr. Hoffman served as KPMG Engagement or SEC Reviewing Partner from July 1983 to September 2009 for a variety of clients ranging in size from start-up companies to multi-national Fortune 500 enterprises. Mr. Hoffman’s client roster included clients in the following industries: software, communications, electronics, semiconductor, manufacturing and financial services. A State of California licensed CPA, Mr. Hoffman has been an advisor to client management and audit committees on complex accounting, audit, SEC reporting and internal control issues related to revenue recognition, business combinations, employee compensation, discontinued operations, and requirements of the Sarbanes-Oxley Act of 2002. Mr. Hoffman belongs to the California Society of Certified Public Accountants, the National Association of Corporate Directors and the Association of Governing Boards of Universities and Colleges. Since August 2013, Mr. Hoffman has served on the Board of Directors and has chaired the Audit Committee of LiveOps, Inc.

Mr. Hoffman is a graduate of Willamette University (BA, Mathematics and Economics), where he has also been a Member of the Board of Trustees since May 2011. He earned his MBA from Stanford University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

April 7, 2015	By:	/s/ Jessica Baron
Jessica Baron
Chief Financial Officer